Exhibit 10.34

CHANGE IN TERMS AGREEMENT

Principal $327,490 62	Loan Date 09-07-2006	Maturity 02-17-2016	Loan No 10228482	Call / Coll 4a/3	Account	Officer RUSSN	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item Any item above containing “***” has been omitted due to text length limitations

Borrower:	Foundation Surgical Hospital Affiliates, LLC (TIN 80-0322730) 14000 N PORTLAND AVE STE 205 OKLAHOMA CITY, OK 73134-4004	Lender	Legacy Bank OKC May 2801 W Memorial Oklahoma City, OK 73134

Principal Amount: $327,490.62	Date of Agreement. 02/17/2013

DESCRIPTION OF EXISTING INDEBTEDNESS Legacy Bank Note No 10228482 dated 09/07/2006 with an original principal amount of $650 500 00 and an Assumption Agreement dated 06/19/2012

DESCRIPTION OF COLLATERAL All Collateral previously granted to Lender

DESCRIPTION OF CHANGE IN TERMS Adjusting payment terms, interest terms and maturity date Re-amortizing the remaining balance of the Note A ClT fee of $750. interest of $1,682 32 and principal of $7,230 81 will be paid in cash with this Change in Terms

PROMISE TO PAY Foundation Surgical Hospital Affiliates, LLC (“Borrower”) promises to pay to Legacy Bank (“Lender”), or order, in lawful money of the United States of America, the principal amount of Three Hundred Twenty-seven Thousand Four Hundred Ninety & 62/100 Dollars ($327,490 62), together with interest on the unpaid principal balance from March 17, 2013, until paid in full

PAYMENT Subject to any payment changes resulting from changes in the index, Borrower will pay this loan in 35 payments of $10,161 73 each payment Borrower’s first payment is due April 17, 2013, and all subsequent payments are due on the same day of each month after that Borrower’s final payment will be due on February 17, 2016, and will be for all principal and all accrued interest not yet paid Payments include principal and interest Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to any late charges, then to any accrued unpaid interest, and then to principal Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing

VARIABLE INTEREST RATE The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the minimum prime lending rate for large U S Money Center Commercial banks as published in the Money Rate Section of the Wall Street Journal (the “Index”) The Index is not necessarily the lowest rate charged by Lender on its loans If the Index becomes unavailable during the term of this loan Lender may designate a substitute index after notifying Borrower Lender will tell Borrower the current Index rate upon Borrower’s request The interest rate change will not occur more often than each day Borrower understands that Lender may make loans based on other rates as well The index currently is 3 250% per annum Prior to adding or subtracting any margin to the index, the index is rounded up to the nearest 0 001 percent, resulting in a current rounded Index of 3 250% Interest on the unpaid principal balance of this loan will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 1 000 percentage point over the Index, rounded up to the nearest 0 001 percent, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 5 500% per annum based on a year of 360 days NOTICE Under no circumstances will the Interest rate on this loan be less than 5 500% per annum or more than the maximum rate allowed by applicable law Whenever increases occur in the interest rate. Lender, at its option, may do one or more of the following (A) increase Borrower’s payments to ensure Borrower’s loan will pay off by its original final maturity date, (B) increase Borrower’s payments to cover accruing interest, (C) increase the number of Borrower’s payments, and (D) continue Borrower’s payments at the same amount and increase Borrower’s final payment

INTEREST CALCULATION METHOD Interest on this loan is computed on a 365/360 basis, that is, by applying the ratio of the Interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding All Interest payable under this loan is computed using this method

PREPAYMENT Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language If Borrower sends such a payment. Lender may accept it without losing any of Lender’s rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to Legacy Bank, OKC May, 2801 W Memorial, Oklahoma City, OK 73134

LATE CHARGE If a payment is 11 days or more late, Borrower will be charged 5 000% of the unpaid portion of the regularly scheduled payment or $20 00, whichever is greater

INTEREST AFTER DEFAULT Upon default, including failure to pay upon final maturity, the Interest rate on this loan shall be increased by adding an additional 5 000 percentage point margin (“Default Rate Margin”) The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law

DEFAULT Each of the following shall constitute an Event of Default under this Agreement

Payment Default Borrower fails to make any payment when due under the Indebtedness

Other Defaults Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower

Default in Favor of Third Parties Any guarantor or Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of any guarantor’s or Borrower’s property or ability to perform their respective obligations under this Agreement or any of the Related Documents

False Statements Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter

Death or Insolvency The dissolution of Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower’s existence as a going business or the death of any member, the Insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower

Creditor or Forfeiture Proceedings Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method by any creditor of Borrower or by any governmental agency against any collateral securing the Indebtedness This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute

Events Affecting Guarantor Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness evidenced by this Note

Adverse Change A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired

Insecurity Lender in good faith believes itself insecure

Loan No: 10228482	CHANGE IN TERMS AGREEMENT (Continued)	Page 2

Cure Provisions If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured if Borrower after Lender sends written notice to Borrower demanding cure of such default (1) cures the default within ten (10) days, or (2) if the cure requires more than ten (10) days immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical

LENDER’S RIGHTS Upon default, Lender may declare the entire unpaid principal balance under this Agreement and all accrued unpaid interest immediately due, and then Borrower will pay that amount

ATTORNEYS’ FEES, EXPENSES Lender may hire or pay someone else to help collect this Agreement if Borrower does not pay Borrower will pay Lender that amount This includes, subject to any limits under applicable law. Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including without limitation all attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction) and appeals If not prohibited by applicable law. Borrower also will pay any court costs, in addition to all other sums provided by law

GOVERNING LAW This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Oklahoma without regard to its conflicts of law provisions This Agreement has been accepted by Lender in the State of Oklahoma

DISHONORED ITEM FEE Borrower will pay a fee to Lender of $20 00 if Borrower makes a payment on Borrower’s loan and the check or other payment order including any preauthorized charge with which Borrower pays is later dishonored

RIGHT OF SETOFF To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account) This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law Borrower authorizes Lender to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph

COLLATERAL Borrower acknowledges this Agreement is secured by Collateral securing other loans with Lender may also secure this loan To the extent collateral previously has been given to Lender by any person which may secure this Indebtedness, whether directly or Indirectly it is specifically agreed that to the extent prohibited by law all such collateral consisting of household goods will not secured this Indebtedness In addition, if any collateral requires the giving of a right of rescission under Truth in Lending for this Indebtedness such collateral also will not secure this Indebtedness unless and until all required notices of that right have been given

CONTINUING VALIDITY Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms Nothing in this Agreement will constitute a satisfaction of the obligation(s) It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it This waiver applies not only to any initial extension modification or release, but also to all such subsequent actions

DOCUMENTATION/INFORMATION FEE Lender may require additional documentation or information related to this Indebtedness from the Borrower for loan security or file documentation as deemed appropriate and at the sole discretion of Lender or in accordance with covenants described in the Business Loan Agreement In the event Borrower fails to provide requested documentation or Information within 60 days from written request by Lender, a fee may be assessed for each incidence in an amount which is the greater of $100 00 or 03% (0003) of the outstanding principal balance of the Indebtedness for each incidence Said fee, if not paid when incurred, will be added to the principal of this Indebtedness

SUCCESSORS AND ASSIGNS Subject to any limitations stated in this Agreement on transfer of Borrower’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns If ownership of the Collateral becomes vested in a person other than Borrower, Lender, without notice to Borrower, may deal with Borrower’s successors with reference to this Agreement and the indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the Indebtedness

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address Legacy Bank, OKC May, 2801 W Memorial, Oklahoma City, OK 73134

MISCELLANEOUS PROVISIONS If any part of this Agreement cannot be enforced, this fact will not affect the rest of the Agreement Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement whether as maker, guarantor, accommodation maker or endorser, shall be released from liability All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral, or impair, fail to realize upon or perfect Lender’s security interest in the collateral, and take any other action deemed necessary by Lender without the consent of or notice to anyone All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made The obligations under this Agreement are joint and several

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS BORROWER AGREES TO THE TERMS OF THE AGREEMENT

BORROWER

FOUNDATION SURGICAL HOSPITAL AFFILIATES, LLC

By	/s/ Robert M Byers
Robert M Byers, Manager of Foundation Surgical Hospital Affiliates, LLC

LENDER

LEGACY BANK

/s/ Russ Nation
Authorized Signer